Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Townsquare Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock and Class B common stock, par value $0.01 per share	Other(2)	24,911,463(3)	$9.88	$246,125,254.44	$0.00014760	$36,328.09
Equity	Class A common stock, par value $0.01 per share	Other(4)	25,288,419(5)	—	—	—	—
Equity	Class A common stock, par value $0.01 per share	Other(6)	7,111,581(7)	$7.29	$51,843,425.49	$0.00014760	$7,652.09
Equity	Class B common stock, par value $0.01 per share	Other(6)	376,956(8)	$7.82	$2,947,795.92	$0.00014760	$435.09
Total Offering Amounts							$44,415.27
Total Fee Offsets							N/A
Net Fee Due							$44,415.27

Exhibit 107

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.01 per share (“Class A common stock”) and Class B common stock, par value $0.01 per share (“Class B common stock”) which become issuable under the Amended and Restated Townsquare Media, Inc. 2014 Omnibus Incentive Plan (the “2024 Plan”) because of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sale prices of the registrant’s Class A common stock as reported on the New York Stock Exchange on June 26, 2024.
(3)	Represents shares of Class A common stock and Class B common stock that are currently authorized for issuance upon the exercise or settlement of awards under the 2024 Plan. The 2024 Plan provides for the issuance of Class A common stock or Class B common stock, or a combination of those classes of common stock. Represents the aggregate amount of such shares reserved for issuance under the 2024 Plan.
(4)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.
(5)	Represents Class A common stock issuable upon conversion of Class B common stock underlying outstanding stock options issued pursuant to the 2024 Plan and awards that are authorized but not yet issued under the 2024 Plan.
(6)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the weighted average exercise price of outstanding stock options granted under the 2024 Plan.
(7)	Represents shares of Class A common stock issuable upon the exercise of stock options currently outstanding under the 2024 Plan. To the extent that any such awards expired, are forfeited or are otherwise repurchased by the Registrant subsequent to the date of this Registration Statement, the shares of Class A common stock reserved for issuance pursuant to such awards will become available for issuance as shares of Class A Common stock or Class B common stock under the 2024 Plan. See footnote 3 above.
(8)	Represents shares of Class B common stock issuable upon the exercise of stock options currently outstanding under the 2024 Plan. To the extent that any such awards expire, are forfeited or are otherwise repurchased by the Registrant subsequent to the date of this Registration Statement, the shares of Class B common stock reserved for issuance pursuant to such awards will become available for issuance as shares of Class A common stock or Class B common stock under the 2024 Plan. See footnote 3 above.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A